UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2010

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota 55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)                         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 1, 2010, OneBeacon Insurance Group, Ltd. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to report, among other things, that the Compensation Committee of the Board of Directors of the Company approved payments to Andrew C. Carnase, the former Senior Vice President of Commercial Lines, in connection with the elimination of his position as a result of the sale by the Company of the renewal rights to its non-specialty Commercial Lines business on December 3, 2009. On April 6, 2010, the Company filed Amendment No. 1 to its Original Filing for the sole purpose of providing information regarding final payment amounts in settlement of Mr. Carnase’s outstanding long-term performance shares and units and his retention award that vested in February 2011, which was not available at the time of the Original Filing.  The Company is filing this Amendment No. 2 to its Original Filing for the sole purpose of providing information regarding the final payment amount in settlement of Mr. Carnase’s outstanding restricted stock units, which was not available at the time of the Original Filing or Amendment No. 1.  This Amendment No. 2 does not change any of the other disclosures contained in the Original Filing or Amendment No 1.

On October 7, 2010, Mr. Carnase received a payment of $115,660 in settlement of 6,233 restricted stock units.  A description of the change in control terms of the 2007 Long-Term Incentive Plan is included in the Company’s 2010 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: October 13, 2010
	By:	/s/ Jane E. Freedman
Jane E. Freedman
Secretary